EXHIBIT 99.1

For Immediate Release	Contact: Rubenstein Associates, Inc.
Robert Solomon
(212)-843-8050
Lone Star Steakhouse & Saloon, Inc.	Nasdaq: STAR

Wichita, Kansas	October 26, 2005

LONE STAR STEAKHOUSE & SALOON, INC. TO PRESENT AT OPPENHEIMER CONFERENCE

Lone Star Steakhouse & Saloon, Inc. (“Lone Star” or “Company”) announced that Chief Executive Officer, Jamie B. Coulter, Executive Vice President and Chief Financial Officer, John D. White and Chief Operating Officer, Mark Mednansky will be presenting at the Oppenheimer Restaurant Conference in Dallas, Texas on Wednesday, November 9, 2005. A link to the live webcast and handout material will be available on the Company’s website at www.lonestarsteakhouse.com. The presentation will be archived for a period of thirty days.

Lone Star owns and operates 251 domestic Lone Star Steakhouse & Saloon restaurants; 15 Sullivan’s Steakhouse restaurants; five Del Frisco’s Double Eagle Steak House restaurants and 20 Texas Land & Cattle Steak House restaurants. Licensees operate four domestic and thirteen international Lone Star restaurants, and one domestic Del Frisco’s Double Eagle Steak House restaurant.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the assumptions underlying the forward-looking statements contained herein, including future operating performance, comparable sales, the extent and timing of the opening of new units and the development plans of the Company, are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.